Exhibit 99.1

LIONSGATE REPORTS REVENUE OF $358.1 MILLION AND EBITDA OF NEGATIVE $19.3 MILLION FOR SECOND QUARTER OF FISCAL YEAR 2012; NET LOSS IS $24.6 MILLION OR ($0.18) PER BASIC SHARE

SANTA MONICA, CA, and VANCOUVER, BC, November 9, 2011 — Lionsgate (NYSE: LGF) today reported revenue of $358.1 million, EBITDA of negative $19.3 million and net loss of $24.6 million or $(0.18) per basic common share for the second quarter of fiscal year 2012 (quarter ended September 30, 2011).

EBITDA of negative $19.3 million for the second quarter compared to EBITDA of $22.0 million in the prior year’s second quarter, primarily attributable to underperformance of theatrical films in the quarter and timing of DVD releases which offset gains in the Company’s television and digital businesses.  There were only two major theatrical titles released on DVD in the quarter compared to three theatrical titles on DVD in the prior year’s second quarter.  The prior year’s quarter also included the theatrical release of one of the Company’s highest-grossing films, The Expendables.

EBITDA was approximately $25 million higher than estimated by the Company in September due to timing variances within the year, an uptick in digitally delivered content and VOD and higher than expected packaged media revenue from last year’s theatrical slate.  The Company also saw savings in distribution and manufacturing expenses that had a direct impact on the quarter’s results.

Net loss of $24.6 million for the second quarter compared to net loss of $29.7 million in the prior year’s second quarter.  The improvement was attributable in part to the gain on the sale of Maple Pictures of $11.0 million and a significant increase in equity interest income as the Company’s share in EPIX contributed net profit of $6.1 million in the quarter compared to a net loss of $19.8 million in the prior year’s second quarter.

Basic net loss per common share for the second quarter was $0.18 on 133.8 million weighted average common shares outstanding, compared to basic net loss per common share of $0.22 on 133.0 million weighted average common shares outstanding in the prior year’s second quarter.

Revenue in the second quarter decreased by $98.2 million from the prior year’s second quarter, attributable primarily to underperformance of films in the quarter in comparison to a prior year quarter that included the strong theatrical performance of The Expendables, timing of wide release theatrical titles on DVD and decreased Canadian revenue due to the sale of Maple Pictures.

“Although we were disappointed by the performance of our films in the quarter, we were pleased with the strong and growing contributions of all of our other core businesses,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “We believe that our film performance will improve significantly and become more consistent as we release some of the potential franchise films on our upcoming slate, and our television and digital businesses and EPIX channel partnership will continue their strong and profitable growth trajectory.”

Overall motion picture revenue for the second quarter was $218.9 million, a decline of 36% from the prior year’s second quarter.  Within the motion picture segment, theatrical revenue was $22.3 million in the quarter, a 71% decrease from the prior year’s second quarter.

Lionsgate’s home entertainment revenue from both motion pictures and television was $175.0 million in the quarter, a 15% increase from the prior year’s second quarter as the Company’s syndication of the first four seasons of “Mad Men” on the Netflix digital platform more than offset the timing of theatrical titles on the home entertainment release slate discussed previously.

Television revenue included in motion picture revenue was $28.2 million in the quarter, a decline from the prior year’s second quarter due to timing as the slate of two new wide release theatrical titles licensed to pay TV in the quarter compared to five new wide release theatrical titles licensed to pay TV in the prior year’s second quarter.

International motion picture revenue of $22.4 million (excluding Lionsgate U.K.) for the quarter decreased from the prior year’s second quarter due to the number and composition of releases compared to the prior year’s second quarter.

Lionsgate U.K. revenue of $22.0 million increased 41% from the prior year’s second quarter due to strong revenue contributions from the Lionsgate U.K.-produced film Blitz and a favorable comparison to the prior year second quarter slate.

Mandate Pictures’ revenue of $2.4 million in the quarter declined from the prior year’s second quarter due to a smaller slate as most of Mandate’s major titles are being released in the third quarter.

Television production revenue was a record $139.2 million in the second quarter, an increase of 21% from the prior year’s second quarter.  Domestic series licensing from the Company’s television production and syndication business decreased 27% to $71.7 million in the quarter, with revenue from deliveries of the television series “Weeds” (Season 7), “Blue Mountain State” (Season 3), the first season of “Boss,” “Meet The Browns” and “The Wendy Williams Show.”

Home entertainment releases of television production reached a record $54.6 million, driven by electronic media revenue from the syndication of “Mad Men” and the distribution of Debmar-Mercury’s “Hell’s Kitchen” as well as packaged media revenue from the release of “Weeds” Season 6 on DVD.  International television revenue increased 51% from the prior year’s second quarter, led by deliveries of “Mad Men” (Seasons 1, 2, 3 and 4) and “Weeds” (Seasons 6 and 7).

Revenue from Lionsgate’s digital business increased 123% in the quarter to a record $65 million.

Lionsgate’s filmed entertainment backlog reached a record $550.1 million at September 30, 2011.  Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.

Lionsgate G&A expenses in the second quarter were $29.5 million, a 12% reduction from the prior year’s second quarter due to reductions in costs related to shareholder activism as well as a 7% decline in other G&A expenses.

Lionsgate senior management will hold its analyst and investor conference call to discuss its second quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Thursday, November 10, 2011. Interested parties may participate live in the conference call by calling 1-800-230-1093 (612-288-0337 outside the U.S. and Canada).  A full digital replay will be available from Thursday morning, November 10, through Thursday, November 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 221713.

About Lionsgate

Lionsgate (NYSE: LGF) is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution and new channel platforms. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming and an array of channel assets.  Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with the popular comedy “Blue Mountain State” and the critically-acclaimed “Boss” as well as the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns,” “The Wendy Williams Show” and “Are We There Yet?”.

Its feature film business has been fueled by such hits as THE EXPENDABLES, THE LINCOLN LAWYER, TYLER PERRY’S MADEA’S BIG HAPPY FAMILY, SAW 3D, THE LAST EXORCISM, KICK ASS and PRECIOUS.  The Company’s home entertainment business has grown to more than 8% market share and is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lionsgate handles a prestigious and prolific library of approximately 13,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.

***

www.lionsgate.com

For further information, please contact:

Peter D. Wilkes

310-255-3726

pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facilities and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	March 31,
	2011	2011
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$29,526	$86,419
Restricted cash	22,478	43,458
Accounts receivable, net of reserve for returns and allowances of $69,605 (March 31, 2011 - $90,715) and provision for doubtful accounts of $2,052 (March 31, 2011 - $2,427)	389,923	330,624
Investment in films and television programs, net	820,728	607,757
Property and equipment, net	8,682	9,089
Equity method investments	155,987	150,585
Goodwill	233,201	239,254
Other assets	54,910	46,322
Assets held for sale	—	44,336
Total assets	$1,715,435	$1,557,844

LIABILITIES
Senior revolving credit facility	$23,000	$69,750
Senior secured second-priority notes	431,161	226,331
Accounts payable and accrued liabilities	249,841	230,989
Participations and residuals	308,535	297,482
Film obligations and production loans	373,362	326,440
Convertible senior subordinated notes and other financing obligations	96,241	110,973
Deferred revenue	195,808	150,937
Liabilities held for sale	—	17,396
Total liabilities	1,677,948	1,430,298

Commitments and contingencies

SHAREHOLDERS’ EQUITY

Common shares, no par value, 500,000,000 shares authorized, 137,362,130 and 136,839,445 shares issued at September 30, 2011 and March 31, 2011, respectively	646,243	643,200
Accumulated deficit	(526,547)	(514,230)
Accumulated other comprehensive loss	(5,121)	(1,424)
	114,575	127,546
Treasury shares, no par value, 11,040,493 shares at September 30, 2011 (March 31, 2011 - nil)	(77,088)	—
Total shareholders’ equity	37,487	127,546
Total liabilities and shareholders’ equity	$1,715,435	$1,557,844

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	(Amounts in thousands,
	except per share amounts)

Revenues	$358,081	$456,316	$619,340	$782,900
Expenses:
Direct operating	206,344	238,208	345,702	395,789
Distribution and marketing	141,642	162,443	206,388	302,502
General and administration	29,428	33,678	57,350	98,397
Gain on sale of asset disposal group	(10,967)	—	(10,967)	—
Depreciation and amortization	681	1,473	1,915	3,076
Total expenses	367,128	435,802	600,388	799,764
Operating income (loss)	(9,047)	20,514	18,952	(16,864)
Other expenses (income):
Interest expense
Contractual cash based interest	14,160	9,614	25,875	19,705
Amortization of debt discount (premium) and deferred financing costs	3,409	4,215	8,029	8,667
Total interest expense	17,569	13,829	33,904	28,372
Interest and other income	(928)	(366)	(1,370)	(753)
Loss on extinguishment of debt	436	14,505	967	14,505
Total other expenses, net	17,077	27,968	33,501	42,124
Loss before equity interests and income taxes	(26,124)	(7,454)	(14,549)	(58,988)
Equity interests income (loss)	2,630	(20,715)	4,504	(32,422)
Loss before income taxes	(23,494)	(28,169)	(10,045)	(91,410)
Income tax provision	1,071	1,490	2,272	2,317
Net loss	$(24,565)	$(29,659)	$(12,317)	$(93,727)

Basic and Diluted Net Loss Per Common Share	$(0.18)	$(0.22)	$(0.09)	$(0.75)

Weighted average number of common shares outstanding:
Basic and Diluted	133,755	133,001	135,374	125,654

LIONS GATE ENTERTAINMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	(Amounts in thousands)
Operating Activities:
Net loss	$(24,565)	$(29,659)	$(12,317)	$(93,727)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	611	1,202	1,765	2,394
Amortization of intangible assets	70	271	150	682
Amortization of films and television programs	134,231	161,277	219,214	262,488
Amortization of debt discount (premium) and deferred financing costs	3,409	4,215	8,029	8,667
Non-cash stock-based compensation	2,541	2,156	4,802	24,352
Gain on sale of asset disposal group	(10,967)	—	(10,967)	—
Loss on extinguishment of debt	436	14,505	967	14,505
Equity interests (income) loss	(2,630)	20,715	(4,504)	32,422
Changes in operating assets and liabilities:
Restricted cash	316	88	23,996	(16,983)
Accounts receivable, net	(109,764)	(78,733)	(23,381)	(46,370)
Investment in films and television programs	(231,608)	(147,758)	(433,384)	(313,663)
Other assets	(761)	(2,871)	1,522	(434)
Accounts payable and accrued liabilities	96,887	31,441	15,425	29,899
Participations and residuals	17,493	4,719	12,331	(11,642)
Film obligations	8,738	(8,382)	10,998	(7,746)
Deferred revenue	19,460	(5,043)	44,792	20,366
Net Cash Flows Used In Operating Activities	(96,103)	(31,857)	(140,562)	(94,790)
Investing Activities:
Purchases of restricted investments	—	—	—	(6,993)
Proceeds from the sale of restricted investments	—	—	—	6,995
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	—	—	—	(15,000)
Proceeds from the sale of asset disposal group, net of transaction costs and cash disposed of $3,943	9,119	—	9,119	—
Investment in equity method investees	(353)	(647)	(828)	(22,677)
Increase in loans receivable	—	—	(1,500)	—
Repayment of loans receivable	—	7,113	—	7,113
Purchases of property and equipment	(842)	(487)	(1,253)	(892)
Net Cash Flows Provided By (Used In) Investing Activities	7,924	5,979	5,538	(31,454)
Financing Activities:
Tax withholding requirements on equity awards	(1,014)	(10,768)	(1,932)	(12,265)
Repurchase of common shares	(77,088)	—	(77,088)	—
Borrowings under senior revolving credit facility	58,250	100,000	153,650	343,000
Repayments of borrowings under senior revolving credit facility	(35,250)	(112,000)	(200,400)	(173,000)
Borrowings under individual production loans	86,404	70,573	134,870	84,310
Repayment of individual production loans	(44,291)	(20,240)	(122,886)	(103,386)
Production loan borrowings under Pennsylvania Regional Center credit facility	—	251	—	745
Production loan repayments under Pennsylvania Regional Center credit facility	—	(494)	—	(740)
Production loan borrowings under film credit facility	25,291	2,141	33,002	5,259
Production loan repayments under film credit facility	(651)	(1,205)	(9,187)	(1,624)
Change in restricted cash collateral associated with financing activities	(3,043)	(4,587)	(3,043)	(8,253)
Proceeds from sale of senior secured second-priority notes, net of deferred financing costs	9,559	—	201,955	—
Repurchase of senior secured second-priority notes	(9,852)	—	(9,852)	—
Repurchase of convertible senior subordinated notes	—	—	(19,476)	—
Net Cash Flows Provided By Financing Activities	8,315	23,671	79,613	134,046
Net Change In Cash And Cash Equivalents	(79,864)	(2,207)	(55,411)	7,802
Foreign Exchange Effects on Cash	(1,650)	1,785	(1,482)	1,102
Cash and Cash Equivalents - Beginning Of Period	111,040	78,568	86,419	69,242
Cash and Cash Equivalents - End Of Period	$29,526	$78,146	$29,526	$78,146

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	(Amounts in thousands)

Net loss	$(24,565)	$(29,659)	$(12,317)	$(93,727)
Depreciation and amortization	681	1,473	1,915	3,076
Gain on sale of asset disposal group	(10,967)	—	(10,967)	—
Contractual cash paid interest expense	14,160	9,614	25,875	19,705
Noncash interest expense	3,409	4,215	8,029	8,667
Interest and other income	(928)	(366)	(1,370)	(753)
Income tax provision	1,071	1,490	2,272	2,317
Equity interests (income) loss	(2,630)	20,715	(4,504)	32,422
Loss on extinguishment of debt	436	14,505	967	14,505
EBITDA	$(19,333)	$21,987	$9,900	$(13,788)
Stock-based compensation (1)	2,381	2,526	4,987	29,784
EBITDA attributable to TV Guide Network	(758)	2,201	405	4,457
Corporate defense charges (2)	1,762	3,951	(2,047)	12,504
Non-risk prints and advertising expense	(116)	(6,401)	(491)	(21,059)
EBITDA, as adjusted	$(16,064)	$24,264	$12,754	$11,898

(1)

The six months ended September 30, 2010 includes $21.9 million in additional compensation expense associated with the immediate vesting of certain equity awards held by certain executive officers as a result of the triggering of “change in control” provisions in their respective employment agreements, which occurred on June 30, 2010.

(2)

For the six months ended September 30, 2011, a benefit, which is a charge for Adjusted EBITDA, resulted from a negotiated settlement of costs incurred and recorded in the prior fiscal year and is net of $2.0 million in shareholder activist or related costs incurred during the six months ended September 30, 2011.

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, gain on sale of asset disposal group, gains or losses on extinguishment of debt and the sale of equity securities.  EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense and related charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three and six months ended September 30, 2011 and 2010. Corporate defense and related charges represent legal fees, other professional fees, and certain other costs associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three and six months ended September 30, 2011 and 2010 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA or EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	(Amounts in thousands)

Net Cash Flows Used In Operating Activities	$(96,103)	$(31,857)	$(140,562)	$(94,790)
Purchases of property and equipment	(842)	(487)	(1,253)	(892)
Net borrowings under and (repayment) of production loans	66,753	51,269	35,799	(15,441)
Restricted cash held in trust	—	(890)	—	15,910
Free Cash Flow, as defined	$(30,192)	$18,035	$(106,016)	$(95,213)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus the net increase (decrease) in restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with a “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF EBITDA, AS DEFINED

TO FREE CASH FLOW, AS DEFINED

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2011	2010	2011	2010
	(Amounts in thousands)

EBITDA	$(19,333)	$21,987	$9,900	$(13,788)

Plus: Amortization of film and television programs	134,231	161,277	219,214	262,488
Less: Cash paid for film and television programs (1)	(156,117)	(104,871)	(386,587)	(336,850)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	(21,886)	56,406	(167,373)	(74,362)

Plus: Non-cash stock-based compensation	2,541	2,156	4,802	24,352

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	(38,678)	80,549	(152,671)	(63,798)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	316	(802)	23,996	(1,073)
Accounts receivable, net	(109,764)	(78,733)	(23,381)	(46,370)
Other assets	(761)	(2,871)	1,522	(434)
Accounts payable and accrued liabilities	96,887	31,441	15,425	29,899
Participations and residuals	17,493	4,719	12,331	(11,642)
Deferred revenue	19,460	(5,043)	44,792	20,366
	23,631	(51,289)	74,685	(9,254)

Purchases of property and equipment	(842)	(487)	(1,253)	(892)
Interest, taxes and other (2)	(14,303)	(10,738)	(26,777)	(21,269)

Free Cash Flow, as defined	$(30,192)	$18,035	$(106,016)	$(95,213)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	(231,608)	(147,758)	(433,384)	(313,663)
Change in film obligations	8,738	(8,382)	10,998	(7,746)
Borrowings under individual production loans	86,404	70,573	134,870	84,310
Repayment of individual production loans	(44,291)	(20,240)	(122,886)	(103,386)
Production loan borrowings under film credit facility	25,291	2,141	33,002	5,259
Production loan repayments under film credit facility	(651)	(1,205)	(9,187)	(1,624)
Total cash paid for film and television programs	(156,117)	(104,871)	(386,587)	(336,850)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	(14,160)	(9,614)	(25,875)	(19,705)
Interest and other income	928	366	1,370	753
Income tax provision	(1,071)	(1,490)	(2,272)	(2,317)
Total interest, taxes and other	(14,303)	(10,738)	(26,777)	(21,269)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.